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                                   EXHIBIT 99

Winton Financial
     Corporation


FOR IMMEDIATE RELEASE


October 18, 2004


WINTON FINANCIAL CORPORATION
Reports Fourth Quarter and Fiscal Year End
September 30, 2004 Earnings


Cincinnati, Ohio--Winton Financial Corporation (Amex: WFI), the parent of Winton Savings and Loan Co., reported fourth quarter ended September 30, 2004 net earnings of $1.2 million or $.24 per diluted share, as compared to $988,000 or $.21 per diluted share for the comparable 2003 quarter.

Fourth quarter 2004 net earnings represented a $172,000, or 17.4%, increase from the 2003 quarter, due primarily to an increase in mortgage banking income quarter to quarter and a gain recorded on the sale of securities designated as available for sale.

Net earnings for the fiscal year ended September 30, 2004 amounted to $4.7 million or $1.01 per diluted share, a $964,000 decrease compared to fiscal 2003 net earnings of $5.7 million or $1.23 per diluted share.

Highlights for the fiscal year end are as follows:

o    Net interest income increased $472,000, year over year.

o Deposits at the new Western Hills branch opened in September 2003 now exceed $27.0 million.

o    Return on average equity was 10.4% for the year end September 30, 2004.

o The provision for losses on loans declined $305,000 over last year due to improved credit quality.

o A $634,000 gain on sale of securities was realized during fiscal 2004, which partially offset the decline in mortgage banking income from the previous year's historical levels.

Robert L. Bollin, President and Chief Executive Officer stated, "Although income from the sale of loans to the secondary market declined considerably from last year's extraordinary levels, we are pleased with the results we achieved in fiscal 2004. The pending merger with Wesbanco is

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progressing as planned and is expected to be completed in the first calendar quarter of 2005, following shareholder and regulatory approval", Mr. Bollin, added.

Forward-Looking Statements

This release contains certain forward-looking statements related to the future performance of Winton Financial Corporation. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company's future results are set forth in the periodic reports and registration statements file by the company with the Securities and Exchange Commission.

The proposed merger between WesBanco, Inc. and Winton Financial Corporation will be submitted to Winton's shareholders for their consideration. Shareholders are urged to read the definitive joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about WesBanco and Winton, at the SEC's Internet site (http://www.sec.gov). These documents are also available, free of charge, at www.wesbanco.com or www.wintonsavings.com under the tab "Investor Relations" and then under "SEC Filings". Copies of the joint proxy statement/prospectus and the SEC filings incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to the contact information noted below.


 Contact:    Robert L. Bollin, President/CEO
             Gregory P. Niesen, Treasurer/Secretary (Investor Relations)
             (513) 385-3880
             www.wintonsavings.com





Winton Financial Corporation
5511 Cheviot Road
Cincinnati, OH 45247-7095

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                          WINTON FINANCIAL CORPORATION
                       CONSOLIDATED STATEMENTS OF EARNINGS
                        (In thousands, except share data)
                                   (Unaudited)

                                                     Twelve months ended               Three months ended
                                                        September 30,                     September 30,
                                                     2004            2003             2004            2003
Interest Income
    Loans                                          $ 29,519        $ 30,456         $  7,190        $  7,390
    Mortgage-backed securities                          344             277              124              67
    Investment securities                               579             462              135             152
    Interest-bearing deposits and other                 386             449              118              92
                                                   --------        --------         --------        --------
       Total interest income                         30,828          31,644            7,567           7,701
Interest Expense
    Deposits                                          8,503           9,505            2,121           2,213
    Borrowings                                        6,605           6,891            1,605           1,692
                                                   --------        --------         --------        --------
       Total interest expense                        15,108          16,396            3,726           3,905
                                                   --------        --------         --------        --------

       Net interest income                           15,720          15,248            3,841           3,796

Provision for losses on loans                           300             605               75             150
                                                   --------        --------         --------        --------
       Net interest income after
          provision for losses on loans              15,420          14,643            3,766           3,646

Other Income
    Mortgage banking income                           2,139           3,283              862             523
    Gain on sale of office premises                    --               282             --              --
    Gain on sale of investments                         634              97              186            --
    Gain on sale of real estate acquired
       through foreclosure                               65             (24)              14             (28)
    Other operating                                     826             777              227             234
                                                   --------        --------         --------        --------
       Total other income                             3,664           4,415            1,289             729

General, Administrative and Other Expense
    Employee compensation and benefits                6,582           5,842            1,916           1,612
    Occupancy and equipment                           1,712           1,348              421             401
    Data Processing                                     526             446              133             110
    Franchise Taxes                                     517             440              128             124
    Amortization of intangible assets                    61              61               15              15
    Advertising                                         406             298              100             102
    Other operating                                   2,275           2,128              616             572

                                                   --------        --------         --------        --------
       Total general, administrative
          and other expense                          12,079          10,563            3,329           2,936
                                                   --------        --------         --------        --------

       Earnings before federal income taxes           7,005           8,495            1,726           1,439

    Federal income taxes                              2,263           2,789              566             451

                                                   --------        --------         --------        --------
       NET EARNINGS                                $  4,742        $  5,706         $  1,160        $    988
                                                   ========        ========         ========        ========

    BASIC EARNINGS PER SHARE                       $   1.03        $   1.27         $    .25        $    .22
                                                   ========        ========         ========        ========
    DILUTED EARNINGS PER SHARE                     $   1.01        $   1.23         $    .24        $    .21
                                                   ========        ========         ========        ========
    DIVIDENDS PAID PER COMMON SHARE                $  .4500        $  .4100         $  .1125        $  .1025
                                                   ========        ========         ========        ========


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                          WINTON FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (In thousands, except share data)

                                                               September 30,     September 30,
                                                                    2004              2003
                                                                (Unaudited)
ASSETS

Cash and due from banks                                          $   2,425         $   1,848
Interest-bearing deposits in other
    financial institutions                                           2,853             7,648
Investment securities available for sale - at market                18,226            21,466
Mortgage-backed securities available for sale - at market           15,762             2,103
Mortgage-backed securities held to maturity - at cost                3,006             4,269
Loans receivable - net                                             484,755           487,480
Office premises and equipment - net                                  7,046             6,131
Real estate acquired through foreclosure                             4,217               846
Federal Home Loan Bank stock -  at cost                              8,493             8,156
Accrued interest receivable                                          2,807             2,571
Prepaid expenses and other assets                                    1,064               786
Intangible assets - net                                                 36                97
Prepaid federal income taxes                                         1,152               501

                                                                 ---------         ---------
TOTAL ASSETS                                                     $ 551,842         $ 543,902
                                                                 =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits                                                         $ 364,833         $ 354,296
Advances from FHLB and other borrowings                            131,088           138,612
Accounts payable on mortgage loans
    serviced for others                                                731               401
Advance payments by borrowers                                        3,085             2,433
Other liabilities                                                    1,976             2,459
Deferred federal income taxes                                        1,717             1,479

                                                                 ---------         ---------
TOTAL LIABILITIES                                                  503,430           499,680

SHAREHOLDERS' EQUITY

Preferred stock-2,000,000 shares without par
    value authorized; no shares issued                                --                --
Common stock - 18,000,000 shares of
    no par value authorized; 4,863,240 and
    4,592,884 shares issued at September 30,
    2004 and 2003, respectively                                       --                --
Additional paid-in capital                                          14,071            11,285
Retained earnings - substantially restricted                        35,880            33,213
Treasury stock, 117,630 and 40,300 shares at
    September 30, 2004 and 2003 respectively-at cost                (1,534)             (529)
Unrealized gain (loss) on investment securities
    designated as available for sale, net of tax                        (5)              253

                                                                 ---------         ---------
TOTAL SHAREHOLDERS' EQUITY                                          48,412            44,222
                                                                 ---------         ---------

TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY                                         $ 551,842         $ 543,902
                                                                 =========         =========
